EXHIBIT 10.12

Award Number: [•]
NEIMAN MARCUS GROUP, INC.
Co-Invest Options
Non-Qualified Stock Option Agreement
Pursuant to the
Neiman Marcus Group, Inc.
Management Equity Incentive Plan
AGREEMENT (“Agreement”), dated as of [•], between Neiman Marcus Group, Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”).
Preliminary Statement
The Committee hereby grants this non-qualified stock option (the “Option”) as of [•] (the “Grant Date”), pursuant to the Neiman Marcus Group, Inc. Management Equity Incentive Plan, as it may be amended from time to time (the “Plan”), to purchase the number of shares of Class A Common Stock, $0.001 par value per share of the Company (the “Class A Common Stock”), and Class B Common Stock, par value $0.001 per share, of the Company (the “Class B Common Stock,” and, together with the Class A Common Stock, the “Common Stock”), set forth below to the Participant, as an Eligible Employee. The Company and its Subsidiaries collectively shall be referred to as the “Employer”. Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations. The Participant acknowledges that the Participant is required to execute and return to the Company the Accredited Investor Questionnaire provided herewith as a condition of acceptance of the Option.
Accordingly, the parties hereto agree as follows:
1.Tax Matters. No part of any Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.Common Stock Subject to Options; Unit Exercise Price. Subject to the Plan and the terms and conditions set forth herein and therein, the Options entitle the Participant to purchase from the Company, upon exercise thereof, the number of shares of Class A Common Stock and Class B Common Stock set forth on Exhibit A attached hereto, provided that any exercise of the Options shall be with respect to an equal number of shares of Class A Common Stock and Class B Common Stock concurrently. The exercise price under each Option is the price set forth on Exhibit A attached hereto, for each unit (a “Unit”) consisting of one share of Class A Common Stock and one share of Class B Common Stock (the “Unit Exercise Price”).

3.Vesting; Exercise.

(a)The Options are fully vested.

(b)The Options may be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Options in accordance with the Plan, provided that the Participant must exercise each Option with respect to an equal number of shares of Class A Common Stock and Class B Common Stock subject to an Option concurrently. Notwithstanding the foregoing, the Participant may not exercise an Option unless the offering of shares of Common Stock issuable upon such exercise (i) is then registered under the Securities Act, or, if such offering is not then so registered, the Company has determined that such offering is exempt from the registration requirements of the Securities Act and (ii) complies with all other applicable laws and regulations; provided that, if an Option cannot be exercised by reason of this Section 3(b), then, to the extent the circumstances preventing the exercise of such Option can reasonably be remedied, the Company shall use commercially reasonable efforts to remedy such circumstances, which method of remediation shall be determined by the Company in its sole discretion. Notwithstanding the foregoing, if all or any part of a Participant’s original Co-Invest Options (granted pursuant to the terms of the award agreement attached hereto as Exhibit B) are exercised or become payable as a result of a Change in Control (as defined in the Plan) or for any other reason, the Options granted pursuant to this

Agreement will be forfeited, cancelled and terminated for no consideration and no longer shall be exercisable immediately prior to such exercise or the Change in Control or other event giving rise to the payment, as applicable.

(c)In connection with a Drag-Along Sale, a Tag-Along Sale or a Piggyback Registration (as such terms are defined in the Stockholders Agreement) (in each case a “Sale”), the Company shall deliver a notice informing the Participant of such Sale (a “Sale Notice”) prior to the date of consummation of the Sale. During the period from the date on which the Sale Notice is delivered to the date specified in the Sale Notice, the Participant shall have the right to exercise the Options in accordance with the Plan, provided, that such exercise shall be contingent upon and subject to the consummation of the Sale, and, if the Sale does not take place within a specified period after delivery of the Sale Notice for any reason whatsoever, the exercise pursuant thereto shall be null and void.

(d)If (i) an Option remains unexercised as of the day immediately prior to the Expiration Date, (ii) no Initial Public Offering or Acquisition Event in which stockholders are entitled to receive all cash or marketable securities has occurred, and (iii) (A) the Participant is actively employed by the Employer or (B) the Participant’s employment Terminated by the Participant by reason of the Participant’s Retirement, the Participant may elect to exercise an Option by means of a Cashless Exercise on the day immediately prior to the Expiration Date. If (i) an Option remains unexercised as of the date of the Participant’s Termination by the Employer without Cause, by the Participant for Good Reason, by the Participant without Good Reason on or after the third anniversary of the Closing Date (as defined in the Agreement and Plan of Merger by and among the Company, Mariposa Merger Sub LLC and Neiman Marcus Group LTD Inc.), or by reason of the Participant’s death or Disability, and (ii) no Initial Public Offering or Acquisition Event in which stockholders are entitled to receive all cash or marketable securities has occurred, the Participant may elect to exercise an Option by means of a Cashless Exercise within 30 days following the date of such Termination. “Cashless Exercise” means an election by the Participant to exercise the vested portion of an Option by having the Employer withhold, from Units otherwise issuable to Participant upon such exercise, a number of whole Units having a Fair Market Value, as of the date of exercise, equal to (1) an amount equal to the applicable aggregate Unit Exercise Price relating to an Option, or (2) an amount necessary to satisfy any required federal, state, local or other non-U.S. withholding obligations using the minimum statutory withholding rates for federal, state, local or non-U.S. tax purposes, including payroll taxes, in all cases under clause (1) or (2), to the extent not prohibited under any debt or financing agreements of the Company or any of its subsidiaries (“Company Agreements”). For the purposes of this Section 3(c), “Retirement” means the Participant’s “separation from service,” as defined under Section 409A of the Code solely due to the Participant’s retirement on or after reaching age 62 and providing 12 years of service to the Employer (including service prior to the Closing Date).

4.Option Term. Subject to Section 8, the term of each Option shall be until the tenth anniversary of the Grant Date, after which time it shall expire (the “Expiration Date”). Notwithstanding anything herein to the contrary, upon the Expiration Date, each Option shall be immediately forfeited, canceled and terminated for no consideration and no longer shall be exercisable.

5.Detrimental Activity. The provisions in the Plan regarding Detrimental Activity shall not apply to the Options.

6.Termination. The provisions in the Plan regarding Termination shall not apply to the Options. The Options shall remain outstanding and exercisable until the Expiration Date (unless exercised sooner or repurchased pursuant to Section 8 below).

7.Restriction on Transfer of Options. Unless otherwise determined by the Committee in accordance with the Plan, (a) no part of an Option shall be Transferable other than by will or by the laws of descent and distribution and (b) during the lifetime of the Participant, an Option may be exercised only by the Participant or the Participant’s guardian or legal representative. Any attempt to Transfer an Option other than in accordance with the Plan shall be void.

8.Company’s Right to Repurchase; Other Restrictions.

(a)Company’s Right to Repurchase. In the event of the Participant’s Termination for any reason, the Company shall have the right (the “Repurchase Right”), but not the obligation, to repurchase (or to cause one or more of its designees to repurchase) from the Participant (or his or her transferee) (1) any or all of the shares of Common Stock acquired upon the exercise of an Option and still held at the time of such repurchase by the Participant (or his or her transferee) or (2) any unexercised portion of an Option at the price determined in the manner set forth below (the “Repurchase Price”), during each period set forth below (each, a “Repurchase Period”) and to the extent set forth below:

(i)Repurchase Price; Repurchase Period. In the event of Termination for any reason:

(A)The Company may exercise the Repurchase Right with respect to all Units acquired pursuant to the exercise of an Option. The Repurchase Period under this Section 8(a)(i)(A) shall be the later of (i) 180 days from the date of Termination and (ii) if the Participant exercises any Option within the 180 day period after the date of Termination, 30 days from the date of such exercise. The Repurchase Price under this Section 8(a)(i)(A) shall be, with respect to each Unit, the Fair Market Value of a Unit on the date of Termination.

(B)The Company may exercise the Repurchase Right with respect to the unexercised portion of an Option. The Repurchase Period under this Section 8(a)(i)(B) shall be 180 days from the date of Termination. The Repurchase Price under this Section 8(a)(i)(B) shall be the product of (1) the excess (if any) of the Fair Market Value of a Unit on the date of Termination over the Unit Exercise Price multiplied by (2) the number of Units covered by an Option being repurchased. For the avoidance of doubt, upon such repurchase such Option shall no longer be exercisable for any Units or shares of Common Stock.

(ii)Method of Repurchase. To exercise any Repurchase Right, the Company (or one or more of its designees) shall deliver a written notice to the Participant (or his or her transferee) setting forth the securities to be repurchased and the applicable Repurchase Price thereof, and the date on which such repurchase is to be consummated, which date shall be not less than 15 days or more than 30 days after the date of such notice. On the date of consummation of the repurchase, the Company (or its designee) will pay the Participant (or his or her transferee) the applicable Repurchase Price in cash or, in the Company’s discretion and to the extent not prohibited by law, by cancellation of undisputed indebtedness of the Participant to the Company. The Company may exercise its Repurchase Rights upon one or more occasions at any time during the Repurchase Periods set forth above.

(iii)Extension of Repurchase Period. Notwithstanding the foregoing and Section 13(d) of the Plan, the Repurchase Period and the date on which any repurchase is to be consummated only may be extended by the Company at any time when repurchase by the Company (or its designee) (A) is prohibited pursuant to applicable law or (B) is prohibited under any Company Agreement.

(iv)Effect of Registration. Notwithstanding the foregoing, the Company shall cease to have rights of repurchase pursuant to this Section 8(a) on and after a Registration Date.

(b)Placing Shares in Escrow. Prior to an Initial Public Offering, to ensure that the shares of Common Stock issuable upon exercise of an Option are not transferred in contravention of the terms of the Plan and this Agreement, and to ensure compliance with other provisions of the Plan and this Agreement, the Company may deposit any certificates evidencing such shares with an escrow agent designated by the Company to be held on terms consistent with the Plan, this Agreement and the Stockholders Agreement.

9.Participant Representations. Upon the exercise of an Option prior to registration of the offering of the Common Stock subject to an Option pursuant to the Securities Act or other applicable securities laws, the Participant shall be deemed to acknowledge and make the representations, warranties and covenants set forth below and as otherwise may be requested by the Company for compliance with applicable laws, and any issuances of Common Stock by the Company shall be made in reliance upon the express representations and warranties of the Participant. The Company is relying on the Participant’s representations set forth in this Section 9.

(a)The Participant is acquiring and will hold the Units for investment for his or her account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.

(b)The Participant has been advised that offerings of the Units or shares of Common Stock have not been registered under the Securities Act or other applicable securities laws, and that the Units must be held indefinitely, unless the resales thereof are subsequently registered under the applicable securities laws or the Participant obtains an opinion of counsel (in the form and substance satisfactory to the Company and its counsel) that registration is not required. The Company is under no obligation to register offerings of the Units or shares of Common Stock.

(c)The Participant is an “Accredited Investor” as such term is defined under Rule 501(a) of Regulation D promulgated under the Securities Act. The Participant has such knowledge and experience in financial and business matters that the Participant is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision. The Participant, or the Participant’s professional advisor, has the capacity to protect the Participant’s concerns in connection with the investment in the shares of Common Stock, and the Participant is able to bear the economic risk, including the complete loss, of an investment in the shares of Common Stock.

(d)The Participant will not sell, transfer or otherwise dispose of the Units or shares of Common Stock in violation of the Plan, this Agreement, the Securities Act (or the rules and regulations promulgated thereunder) or any other applicable laws.

(e)The Participant has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to exercise an Option, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions hereof.

(f)The Participant is aware that any investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Participant is able, without impairing his or her financial condition, to hold the Units for an indefinite period and to suffer a complete loss of his or her investment.

10.No Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Options unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends (whether in cash, in kind or other property), distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

11.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference.

12.Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:

(a)unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 12, any notice required to be delivered to the Company shall be properly delivered if delivered to:

Neiman Marcus Group, Inc.
c/o Ares Management LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention:    Dennis Gies
Telephone:     (310) 201-4100
Facsimile:    (310) 201-4170

with a copy (which shall not constitute notice) to:

Neiman Marcus Group, Inc.
1618 Main Street
Dallas, TX 75201
Attention:    Tracy Preston
Telephone:     (214) 743-7610
Facsimile:    (214) 743-7611

and
Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067
Attention:    Michael A. Woronoff, Esq.
Telephone:    (310) 284-4550
Facsimile:    (310) 557-2193

(b)if to the Participant, to the address on file with the Employer.

Any notice, demand or request, if made in accordance with this Section 12 shall be deemed to have been duly given: (i) when delivered in person; (ii) three days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service.
13.No Right to Employment. This Agreement is not an agreement of employment. None of this Agreement, the Plan or the grant of an Option hereunder shall (a) guarantee that the Employer or any other person or entity will employ the Participant for any specific time period or (b) modify or limit in any respect the Employer’s or any other person’s or entity’s right to terminate or modify the Participant’s employment or compensation.

14.Stockholders Agreement. As a condition to the receipt of shares of Common Stock when an Option is exercised, the Participant shall execute and deliver a Joinder Agreement or such other documentation as required by the Committee. The Participant acknowledges receipt of a copy of the Stockholders Agreement as in effect on the date hereof.

15.Lock-Up Period. The Options shall be subject to the lock-up provisions of Section 14.18 of the Plan, except that any Lock-Up Period to which the Participant may be subject in connection with the Options shall not be longer or more restrictive than the lock-up period that applies to Ares or CPPIB.

16.Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the dispute resolution provisions in any employment agreement, or similar agreement, between the Employer and the Participant or, if none, the Employer’s mandatory dispute resolution procedures as may be in effect from time to time with respect to matters arising out of or relating to Participant’s employment with the Employer.

17.Severability of Provisions. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Agreement shall be construed and enforced as if such provisions had not been included.

18.Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws that would require the application of the laws of another jurisdiction.

19.Section 409A. The Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent; provided, that the Company does not guarantee to the Participant any particular tax treatment of an Option. The Company shall not be liable to the Participant for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, if any provision of the Plan, as applied to an Option, would provide the Participant with an additional benefit (within the meaning of Treasury Regulation 1.424-1), then such provision will not apply to an Option, and the applicable corresponding provision from the Plan, will apply instead. To the extent required under Section 409A of the Code, the application of the provisions of the Plan to an Option is intended to meet the applicable requirements of Section 424 of the Code and Treasury Regulation 1.424-1, and shall so be limited, construed and interpreted. Notwithstanding the foregoing, references to Section 424 of the Code are intended to allow for compliance with Section 409A of the Code with respect to options that are not intended to qualify as “incentive stock option” under Section 422 of the Code. For purposes of determining the Fair Market Value of the shares of Common Stock underlying the Options, any appraisal of a nationally recognized independent valuation firm shall be determined in a manner generally consistent with prior valuations relating to Stock Options with respect to minority discounts and discounts for lack of marketability or liquidity, to the extent permitted by the applicable requirements of Section 409A of the Code.

20.Interpretation. Wherever any words are used in this Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. As used herein, (i) “or” shall mean “and/or” and (ii) “including” or “include” shall mean “including, without limitation.”

21.No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

22.Other Shares.     Notwithstanding anything in this Agreement or the Plan to the contrary, none of the shares of Common Stock owned from time to time by a Participant that were not acquired in connection with the grant of an Award to such Participant shall be subject to any of the terms, conditions or provisions of this Agreement or the Plan.

23.Confidentiality. The Participant hereby agrees to hold all confidential and proprietary information of the Company and its Affiliates received in connection with the grant of the Options, including any plan summaries or risk factors, in the strictest confidence. The Participant shall not, directly or indirectly, disclose or divulge any such confidential or proprietary information to any Person other than the Participant’s legal counsel and financial advisors, or an officer, director or employee of, or legal counsel for, the Company or its Affiliates, to the extent necessary for the proper performance of his or her responsibilities, unless authorized to do so by the Company or compelled to do so by law or valid legal process.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.
NEIMAN MARCUS GROUP, INC.
By:
Name:
Title:

Employee Name:

EXHIBIT A

Number of Units	Exercise Price	Expiration Date

EXHIBIT B

ORIGINAL CO-INVEST OPTION AGREEMENT